                         TORTOISE TOTAL RETURN FUND, LLC

                             SUBSCRIPTION AGREEMENT

     This  Agreement  made June 11, 2007 by and between  Tortoise  Total  Return
Fund, LLC, a Delaware limited  liability  company (the "Company"),  and Tortoise
Total Return Seed Corp. ("Subscriber");

                                   WITNESSETH:

     WHEREAS,  the  Company  has been  formed for the  purposes  of  carrying on business as a closed-end, non-diversified management investment company; and

     WHEREAS,  Subscriber wishes to subscribe for and purchase,  and the Company wishes to sell to Subscriber an equity interest in the Company

     NOW THEREFORE, IT IS AGREED:

     1.  Subscriber  subscribes  for and agrees to purchase  from the Company an equity interest for a total consideration of $170,000. Subscriber agrees to make payment  for these  shares at such time as demand for  payment may be made by an officer of the Company.

     2. The Company agrees to issue and sell said shares to Subscriber  promptly upon its receipt of the purchase price.

     3. To induce the  Company to accept its  subscription  and issue the shares subscribed for, Subscriber represents that he is informed as follows:

          (a) That the shares being subscribed for have not been and will not be registered under the Securities Act of 1933 ("Securities Act");

          (b) That the shares  will be sold by the  Company in  reliance  on and pursuant to Section 4(2), an exemption from the  registration  requirements of the Securities Act;

          (c)  That  the  Company's   reliance  upon  the  exemption   from  the
     registration  requirements  of the  Securities Act is predicated in part on the representation and agreements contained in this Subscription Agreement;

          (d) That when issued,  the shares will be  "restricted  securities" as defined  in  paragraph  (a)(3)  of  Rule  144  of  the  General  Rules  and
     Regulations  under the  Securities  Act ("Rule  144") and cannot be sold or transferred  by Subscriber  unless the shares are  subsequently  registered under the Securities Act or unless an exemption from such  registration  is available; and

          (e)  That  there  do  not  appear  to  be  any  exemptions   from  the
     registration  provisions of the  Securities Act available to Subscriber for resale for the  shares.  In the future,  certain  exemptions  may  possibly become  available,  including an exemption  for limited sales in accordance with the conditions of Rule 144.

         Subscriber  understands  that a  primary  purpose  of  the  information acknowledged in  subparagraphs  (a) through (e) above is to put him on notice as to restrictions on the transferability of the shares.

     4. To further induce the Company to accept his/her  subscription  and issue the shares subscribed for, Subscriber:

          (a) Represents  and warrants that the shares  subscribed for are being and will be acquired for  investment  for his own account and not on behalf of any  other  person  or  persons  and not with a view to,  or for sale in connection with, any public distribution thereof;

          (b) Agrees that any certificates  representing  the shares  subscribed for may bear a legend substantially in the following form:

          The shares  represented  by this  certificate  have been  acquired for investment and have not been registered under the Securities Act of 1933 or any other federal or state  securities law. These shares may not be offered for sale,  sold or  otherwise  transferred  unless  registered  under  said securities  laws or unless some exemption from  registration  is available;
     and

          (c)  Represents  and  warrants  that it is an entity in which each and every one of the equity  owners is an  "accredited  investor" as defined in
     Rule 501  under the  Securities  Act,  and is,  therefore,  an  "accredited investor" as defined in the Rule 501 under the Securities Act.

          (d)  Represents  and warrants that it will cause any equity owner that is not a  "Knowledgeable  Employee"  as  defined  in Rule  3c-5  under  the
     Investment  Company  Act of 1940 or  "qualified  purchaser"  as  defined in
     Section 2(a)(51) of the Investment  Company Act of 1940 to sell such shares to the Subscriber if requested by the Company.  Furthermore, the Subscriber represents  and warrants  that each of its equity  owners has completed the attached Exhibit A.

     5. This  Subscription  Agreement and all of its provisions shall be binding upon the legal  representatives,  heirs,  successors  and assigns of the parties hereto.  This Subscription  Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF,  this  Subscription  Agreement has been executed by the parties hereto as of the day and date first above written.

                                       TORTOISE TOTAL RETURN FUND, LLC

                                       By:
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                                       TORTOISE TOTAL RETURN SEED CORP.

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